Exhibit 99.1

Media Contact: Tom Shiel

Office: 704.382.2355 | 24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

Feb. 18, 2014

Duke Energy’s 2013 adjusted EPS results meet expectations; company announces 2014 adjusted EPS guidance range

•	Company achieves adjusted diluted earnings per share (EPS) of $4.35 in 2013, compared to $4.32 in 2012; reported diluted EPS of $3.76 for 2013, compared to $3.07 in 2012

•	Fourth quarter 2013 adjusted diluted EPS of $1.00, compared with 70 cents for the fourth quarter 2012; fourth quarter 2013 reported diluted EPS of 97 cents, compared to 62 cents in 2012

•	Company establishes 2014 adjusted diluted EPS guidance range of $4.45 to $4.60 and extends through 2016 its longer-term 4 to 6 percent average annual growth objective in adjusted diluted EPS

CHARLOTTE, N.C. – Duke Energy today posted 2013 full-year adjusted diluted EPS of $4.35, achieving the midpoint of its adjusted diluted EPS guidance range of $4.25 to $4.45. Adjusted diluted EPS for 2012 was $4.32.

Duke Energy’s full-year reported diluted EPS was $3.76 for 2013, compared to $3.07 in 2012.

Fourth quarter 2013 adjusted diluted EPS was $1.00, compared to 70 cents for fourth quarter 2012. Fourth quarter 2013 reported diluted EPS was 97 cents, compared to 62 cents for fourth quarter 2012.

For the quarter, the company achieved lower costs through synergies realized from the 2012 merger with Progress Energy; recovered infrastructure modernization costs through revised customer rates; and benefitted from the adoption of nuclear outage cost levelization in the Carolinas, which will lessen quarterly earnings volatility caused by the variable timing of nuclear refueling outages.

The company’s International Energy segment also saw favorable volumes and pricing in Brazil.

Duke Energy Corporation | P.O. Box 1009 | Charlotte, NC 28201-1009 | www.duke-energy.com

Duke Energy News Release	2

These positive quarterly drivers helped offset the full-year impact of lower results from the company’s Midwest gas generation fleet, unfavorable foreign exchange rates in Brazil, as well as interest expense on incremental financings.

“Our company demonstrated tremendous focus and discipline in 2013,” said Lynn Good, president and CEO. “As a result, we achieved the mid-point of our earnings per share guidance range, increased the dividend, and exceeded our original target of 5 to 7 percent in non-fuel operating and maintenance savings.

“We are also ahead of target to achieve our merger savings commitment to Carolinas customers through fuel and joint-dispatch savings,” she added.

“In 2014, we will focus on building on the momentum created in 2013 to achieve our financial and operational objectives,” Good said.

The company has set its 2014 adjusted diluted EPS guidance range at $4.45 to $4.60 and updated through 2016 its longer-term 4 to 6 percent average annual growth in adjusted diluted EPS based upon the midpoint of the original 2013 adjusted diluted EPS guidance range of $4.20-4.45.

Business Unit Results

The discussion below of fourth-quarter and year-end results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 27 through 30 present a reconciliation of reported results to adjusted results.

Regulated Utilities

Regulated Utilities (formerly known as U.S. Franchised Electric and Gas) recognized fourth-quarter 2013 adjusted segment income of $607 million, compared to $498 million in the fourth quarter 2012, an increase of $0.15 per share.

Increased quarterly results at Regulated Utilities were primarily driven by:

•	Lower operating and maintenance expenses (+$0.20 per share) due in part to the adoption of nuclear outage cost levelization in the Carolinas, lower benefits costs and merger synergies

•	Increased pricing and riders (+$0.12 per share) resulting from revised customer rates

•	Favorable weather as compared to unfavorable weather in last year’s quarter (+$0.06 per share)

•	Increased wholesale net margins (+$0.03 per share).

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These favorable drivers were partially offset by:

•	Higher depreciation and amortization expense (-$0.09 per share) primarily resulting from reduced cost of removal amortization in Florida as well as additional plant in-service

•	Higher effective tax rate (-$0.09 per share) largely resulting from the decrease in allowance for funds used during construction (AFUDC) equity.

•	Lower AFUDC equity (-$0.05 per share) primarily due to the completion of certain major capital projects

Full-year 2013 adjusted segment income for Regulated Utilities was $2,776 million compared to $2,086 million in 2012, an increase of $0.98 per share.

These increased results were primarily driven by the addition of Progress Energy’s regulated utility operations in the Carolinas and Florida for the first six months of the year (+$0.72 per share).

Other favorable drivers (excluding the addition of Progress Energy for the first six months of the year), included:

•	Increased pricing and riders (+$0.35 per share) resulting from revised customer rates

•	Lower operating and maintenance expenses (+$0.21 per share) due in part to the adoption of nuclear outage cost levelization in the Carolinas, lower benefits costs and merger synergies

•	Increased retail volumes (+$0.07 per share)

•	Increased wholesale margins including new contracts (+$0.07 per share)

These results were partially offset by:

•	Higher depreciation and amortization expense (-$0.15 per share) primarily resulting from reduced cost of removal amortization in Florida as well as additional plant in-service

•	Lower AFUDC equity (-$0.14 per share) primarily due to the completion of certain major capital projects

•	Higher effective tax rates (-$0.11 per share) largely resulting from the decrease in AFUDC equity.

•	Higher property taxes (-$0.03 per share)

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International Energy

International Energy recognized fourth-quarter 2013 adjusted segment income of $108 million, compared to $89 million in the fourth quarter 2012, an increase of $0.02 per share.

International Energy’s improved quarterly earnings were primarily due to stronger results in Latin America (+$0.03 per share) due to higher volumes and pricing as well as lower purchased power costs in Brazil. These drivers were partially offset by unfavorable foreign currency exchange rates in Brazil (-$0.01 per share).

Full-year 2013 adjusted segment income for International Energy was $408 million compared to $439 million in 2012, a decrease of $0.04 per share.

Lower year-over-year results were primarily due to unfavorable foreign currency exchange rates in Brazil (-$0.03 per share) and lower results at National Methanol Company (-$0.03 per share) primarily due to an extended planned maintenance outage. These results were partially offset by stronger results in Latin America (+$0.03 per share) primarily driven by higher average prices in Brazil.

Commercial Power

Commercial Power recognized fourth-quarter 2013 adjusted segment loss of $3 million, compared to break-even results in the fourth quarter 2012. This did not substantially affect earnings.

For the quarter, higher energy margins and PJM capacity revenues for the Midwest coal generation fleet (+$0.02 per share) were largely offset by lower margins at Duke Energy Retail (-$0.01 per share).

Full-year 2013 adjusted segment income for Commercial Power was $15 million compared to $93 million in 2012, a decrease of $0.11 per share.

Lower year-over-year results for Commercial Power were primarily due to lower results from the Midwest gas generation fleet (-$0.09 per share) due to lower energy margins and PJM capacity revenues as well as the prior year recovery of a previously written-off receivable from Lehman Brothers. For the Midwest coal generation fleet, lower PJM capacity revenues were largely offset by higher energy margins. Renewables results were lower (-$0.02) in 2013, primarily due to a prior year joint venture development fee.

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and income tax levelization adjustments.

Other recognized a fourth-quarter 2013 adjusted net expense of $6 million, compared to $91 million in the fourth quarter 2012, an improvement of $0.13 per share.

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Other’s favorable results were primarily due to a lower effective tax rate (+$0.10 per share), favorable captive insurance loss experience (+$0.01 per share), and higher investment returns (+$0.01 per share).

Full-year 2013 adjusted net expense for Other was $128 million compared to $135 million in 2012, an improvement of $0.01 per share.

For the year, interest expense on Progress Energy holding company debt for the first six months (-$0.07 per share) and Duke Energy holding company interest expense (-$0.04 per share) were offset by a lower effective tax rate (+$0.10 per share).

Share Dilution

On July 2, 2012, Duke Energy issued approximately 258 million shares of common stock in connection with the closing of the merger with Progress Energy, Inc. The full year impact of the issuance of these additional shares had a dilutive impact of $0.81 per share on the year-over-year adjusted diluted EPS results.

Earnings Conference Call for Analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today.

In addition to discussing the fourth quarter and year-end 2013 results, the company will provide its 2014 adjusted diluted earnings per share guidance range and other business and financial updates.

The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-349-9582 in the United States or 719-325-2291 outside the United States. The confirmation code is 8505537. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 2 p.m. ET, Feb. 28, 2014, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 8505537. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Duke Energy News Release	6

Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for fourth quarter 2013 and fourth quarter 2012 include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	4Q2013 EPS Impact	4Q2012 EPS Impact
Fourth Quarter 2013
• Costs to Achieve, Progress Energy Merger	$(72)	$27	$(0.06)
• Crystal River Unit 3 Charges	$(57)	$22	$(0.05)
• Economic Hedges (Mark-to-Market)	$(17)	$6	$(0.02)
• Asset Sales	$81	$(31)	$0.07
• Litigation Reserve	$28	$(11)	$0.02
• Discontinued Operations	—	$6	$0.01
Fourth Quarter 2012
• Costs to Achieve, Progress Energy Merger	$(164)	$73		$(0.13)
• Edwardsport Charges	$(28)	$11		$(0.02)
• Economic Hedges (Mark-to-Market)	$26	$(10)		$0.02
• Discontinued Operations	$56	$(25)		$0.05

Total diluted EPS impact			$(0.03)	$(0.08)

Special items affecting Duke Energy’s adjusted diluted EPS for full-year 2013 and full-year 2012 include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	2013 EPS Impact	2012 EPS Impact
Full-Year 2013
• Crystal River Unit 3 Charges	$(352)	$137	$(0.31)
• Costs to Achieve, Progress Energy Merger	$(297)	$113	$(0.26)
• Nuclear Development Charges	$(87)	$30	$(0.08)
• Litigation Reserve	$(22)	$8	$(0.02)
• Economic Hedges (Mark-to-Market)	$(4)	$1	$(0.01)
• Asset Sales	$81	$(31)	$0.07
• Discontinued Operations	$(10)	$27	$0.02
Full-Year 2012
• Costs to Achieve, Progress Energy Merger	$(636)	$239		$(0.70)
• Edwardsport Charges	$(628)	$226		$(0.70)
• DNC Host Committee Support	$(10)	$4		$(0.01)
• Economic Hedges (Mark-to-Market)	$(9)	$3		$(0.01)
• Voluntary Opportunity Plan Deferral	$99	$(39)		$0.11
• Discontinued Operations	$60	$(24)		$0.06

Total diluted EPS impact			$(0.59)	$(1.25)

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Reconciliation of reported to adjusted diluted EPS for the quarters:

	4Q2013 EPS	4Q2012 EPS
Diluted EPS, as reported	$0.97	$0.62
Adjustments to reported EPS:
• Diluted EPS impact of special items, mark-to-market in Commercial Power, and discontinued operations (net of tax)	$0.03	$0.08
Diluted EPS, adjusted	$1.00	$0.70

Reconciliation of reported to adjusted diluted EPS for the annual periods:

	2013 EPS	2012 EPS
Diluted EPS, as reported	$3.76	$3.07
Adjustments to reported EPS:
• Diluted EPS impact of special items, mark-to-market in Commercial Power, and discontinued operations (net of tax)	$0.59	$1.25
Diluted EPS, adjusted	$4.35	$4.32

Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations after deducting income attributable to noncontrolling interests, adjusted for the dollar and per share impact of special items and mark-to-market impacts of economic hedges in the Commercial Power segment. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the

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presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial performance. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Power segment and discontinued operations.

Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items and mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods. The earnings guidance range assumptions for 2014 include a full-year of earnings contributions from the Midwest generation fleet, which management has begun a process to exit. Irrespective of whether this business is reclassified as discontinued operations for accounting purposes, management expects to continue including any Midwest generation fleet earnings in adjusted earnings, adjusted diluted EPS, and adjusted segment income. Management believes it is unlikely a sale transaction will close in 2014.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $110 billion in total assets. Its regulated utility operations serve approximately 7.2 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

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These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 could prove to be more extensive than is currently identified and all costs may not be fully recoverable through the regulatory process; the risk that the credit ratings of the company or its subsidiaries may be different from what the companies expect; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cyber security threats, data security breaches and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity price, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors,

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including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Forward looking statements speak only as of the date they are made, Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

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DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 2013 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2012 QTD Reported Earnings Per Share, Diluted	$0.69	$0.13	$0.02	$(0.27)	$0.62

Costs to Achieve, Progress Merger	—	—	—	0.13	0.13
Edwardsport Charges	0.02	—	—	—	0.02
Economic Hedges (Mark-to-Market)	—	—	(0.02)	—	(0.02)
Discontinued Operations					(0.05)

2012 QTD Adjusted Earnings Per Share, Diluted	$0.71	$0.13	$—	$(0.14)	$0.70

Weather	0.06	—	—	—	0.06

Pricing and Riders (a)	0.12	—	—	—	0.12

Operation and Maintenance, net of recoverables (b)	0.20	—	—	—	0.20

Latin America, including Foreign Exchange Rates (c)	—	0.02	—	—	0.02

Midwest Coal Generation (d)	—	—	0.02	—	0.02

Duke Energy Retail	—	—	(0.01)	—	(0.01)

Interest Expense	(0.01)	—	—	(0.01)	(0.02)

Change in effective income tax rate	(0.09)	—	(0.01)	0.10	—

Other (e)(f)	(0.13)	—	—	0.04	(0.09)

2013 QTD Adjusted Earnings Per Share, Diluted	$0.86	$0.15	$—	$(0.01)	$1.00

Crystal River Unit 3 Charges	(0.05)	—	—	—	(0.05)
Asset Sales	—	—	(0.02)	0.09	0.07
Costs to Achieve, Progress Merger	—	—	—	(0.06)	(0.06)
Litigation Reserve	—	—	—	0.02	0.02
Economic Hedges (Mark-to-Market)	—	—	(0.02)	—	(0.02)
Discontinued Operations					0.01

2013 QTD Reported Earnings Per Share, Diluted	$0.81	$0.15	$(0.04)	$0.04	$0.97

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Primarily due to the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.07), the June 2013 implementation of revised base rates for Duke Energy Progress (+$0.04), the January 2013 implementation of revised base rates for Duke Energy Florida (+$0.03), and the May 2013 implementation of revised distribution rates for Duke Energy Ohio (+$0.01).
(b)	Primarily driven by the impact of nuclear outage cost levelization, lower generation operating expenses and lower benefit costs.
(c)	Primarily driven by higher volumes and pricing as well as lower average purchased power costs in Brazil (+$0.03), partially offset by unfavorable foreign exchange rates (–$0.01).
(d)	Primarily due to higher energy margins and PJM capacity revenues (+$0.02).
(e)	Amount for Regulated Utilities includes an increase in depreciation and amortization expense (–$0.09), lower AFUDC-equity (–$0.05), and higher non-income taxes (–$0.01), partially offset by higher wholesale margins, including new contracts (+$0.03).
(f)	Amount for Other principally includes favorable captive insurance loss experience (+$0.01) and higher investment returns (+$0.01).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 2013 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2012 YTD Reported Earnings Per Share, Diluted	$3.04	$0.76	$0.15	$(0.94)	$3.07

Costs to Achieve, Progress Merger	—	—	—	0.70	0.70
Edwardsport Charges	0.70	—	—	—	0.70
Voluntary Opportunity Plan Deferral	(0.11)	—	—	—	(0.11)
DNC Host Committee Support	—	—	—	0.01	0.01
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01
Discontinued Operations					(0.06)

2012 YTD Adjusted Earnings Per Share, Diluted	$3.63	$0.76	$0.16	$(0.23)	$4.32

Share Differential (a)	(0.68)	(0.14)	(0.03)	0.04	(0.81)

2012 YTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$2.95	$0.62	$0.13	$(0.19)	$3.51

Progress Energy Contribution	0.72	—	—	(0.07)	0.65
Pricing and Riders (b)	0.35	—	—	—	0.35
Volume	0.07	—	—	—	0.07
Operation and Maintenance, net of recoverables (c)	0.21	—	—	—	0.21
Latin America, including Foreign Exchange Rates (d)	—	—	—	—	—
National Methanol Company	—	(0.03)	—	—	(0.03)
Midwest Coal Generation (e)	—	—	—	—	—
Midwest Gas Generation (f)	—	—	(0.09)	—	(0.09)
Interest Expense	0.01	—	0.02	(0.04)	(0.01)
Change in effective income tax rate	(0.11)	—	—	0.10	(0.01)
Other (g)(h)	(0.27)	(0.01)	(0.04)	0.02	(0.30)

2013 YTD Adjusted Earnings Per Share, Diluted	$3.93	$0.58	$0.02	$(0.18)	$4.35

Crystal River Unit 3 Charges	(0.31)	—	—	—	(0.31)
Nuclear Development Charges	(0.08)	—	—	—	(0.08)
Costs to Achieve, Progress Merger	—	—	—	(0.26)	(0.26)
Litigation Reserve	—	—	—	(0.02)	(0.02)
Asset Sales	—	—	(0.02)	0.09	0.07
Economic Hedges (Mark-to-Market)	—	—	(0.01)	—	(0.01)
Discontinued Operations					0.02

2013 YTD Reported Earnings Per Share, Diluted	$3.54	$0.58	$(0.01)	$(0.37)	$3.76

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 575 million for the year ended December 31, 2012, to 706 million for the year ended December 31, 2013.
(b)	Primarily due to the February 2012 and September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.11), the January 2013 implementation of revised base rates for Duke Energy Florida (+$0.08), the June 2013 implementation of revised base rates for Duke Energy Progress (+$0.07), increased recovery under the IGCC rider, net of AFUDC, for Duke Energy Indiana (+$0.05), and the May 2013 implementation of revised distribution rates for Duke Energy Ohio (+$0.03).
(c)	Primarily driven by the impact of nuclear outage cost levelization, lower nuclear generation operating expenses, lower benefit costs and the deferral of Crystal River Unit 3 costs.
(d)	Primarily driven by higher average prices in Brazil (+$0.03), offset by unfavorable foreign exchange rates (–$0.03).
(e)	Primarily due to lower PJM capacity revenues (–$0.05), partially offset by higher energy margins (+$0.03) and lower operations and maintenance expense (+$0.02).
(f)	Primarily due to decreased energy margins due to lower volumes (–$0.04), lower PJM capacity revenues (–$0.04), and the prior-year recovery of a previously written-off Lehman Brothers receivable (–$0.01).
(g)	Amount for Regulated Utilities includes an increase in depreciation and amortization expense (–$0.15), lower AFUDC-equity (–$0.14), and higher property taxes (–$0.03), partially offset by higher wholesale margins, including new contracts (+$0.07).
(h)	Amount for Commercial Power includes lower Renewables results (–$0.02).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 2013 QTD vs. Prior Year

($ per share)	Legacy Progress	Legacy Duke Energy	Consolidated
2012 QTD Adjusted Earnings Per Share, Diluted	$0.22	$0.48	$0.70

Weather	0.01	0.05	0.06
Pricing and Riders	0.07	0.05	0.12
Operation and Maintenance, net of recoverables	0.06	0.14	0.20
Latin America, including Foreign Exchange Rates	—	0.02	0.02
Midwest Coal Generation	—	0.02	0.02
Duke Energy Retail	—	(0.01)	(0.01)
Interest Expense	0.01	(0.03)	(0.02)
Change in effective income tax rate	0.05	(0.05)	—
Other	(0.03)	(0.06)	(0.09)

2013 QTD Adjusted Earnings Per Share, Diluted	$0.39	$0.61	$1.00

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 2013 YTD vs. Prior Year

	Legacy Progress Energy		Legacy Duke Energy
($ per share)	For the Six Months Ended June 30, 2013	For the Six Months Ended December 31, 2013	For the Year Ended December 31, 2013	Consolidated
2012 YTD Adjusted Earnings Per Share, Diluted				$4.32

Share Differential (a)				(0.81)

2012 YTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$—	$0.74	$2.77	$3.51

Progress Energy Contribution for the six months ended June 30, 2013 (b)	0.65	—	—	0.65
Pricing and Riders	—	0.17	0.18	0.35
Volume	—	0.02	0.05	0.07
Operation and Maintenance and Governance Expenses	—	0.03	0.18	0.21
Latin America, including Foreign Exchange Rates	—	—	—	—
National Methanol Company	—	—	(0.03)	(0.03)
Midwest Coal Generation	—	—	—	—
Midwest Gas Generation	—	—	(0.09)	(0.09)
Interest Expense	—	0.03	(0.04)	(0.01)
Change in effective income tax rate	—	0.03	(0.04)	(0.01)
Other	—	(0.13)	(0.17)	(0.30)
	—	—

2013 YTD Adjusted Earnings Per Share, Diluted	$0.65	$0.89	$2.81	$4.35

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 575 million for the year ended December 31, 2012, to 706 million for the year ended December 31, 2013.
(b)	Reflects Progress Energy’s contribution to EPS for the six months ended June 30, 2013. Progress Energy contributed +$0.72 per share to Regulated Utilities and –$0.07 per share to Other.

December 2013

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per-share amounts and where noted)	2013	2012	2013	2012
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.96	$0.57	$3.74	$3.01
Diluted	$0.96	$0.57	$3.74	$3.01
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.01	$0.05	$0.03	$0.06
Diluted	$0.01	$0.05	$0.02	$0.06
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.97	$0.62	$3.77	$3.07
Diluted	$0.97	$0.62	$3.76	$3.07
Dividends Declared Per Share	$0.78	$0.765	$3.09	$3.03
Weighted-Average Shares Outstanding
Basic	706	704	706	574
Diluted	706	705	706	575

SEGMENT INCOME BY BUSINESS SEGMENT
Regulated Utilities(a)(b)(c)	$572	$481	$2,504	$1,744
International Energy	108	89	408	439
Commercial Power	(29)	16	(3)	87

Total Reportable Segment Income	651	586	2,909	2,270
Other Net Expense(d)(e)(f)	31	(182)	(261)	(538)
Income from Discontinued Operations, net of tax	6	31	17	36

Net Income Attributable to Duke Energy Corporation	$688	$435	$2,665	$1,768

CAPITALIZATION
Total Common Equity			50%	50%
Total Debt			50%	50%

Total Debt			$41,095	$40,518
Book Value Per Share			$58.61	$58.12
Actual Shares Outstanding			706	704

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,476	$1,360	$5,049	$4,220
International Energy	23	432	67	551
Commercial Power	158	213	268	1,038
Other	43	65	223	149

Total Capital and Investment Expenditures	$1,700	$2,070	$5,607	$5,958

(a)	Includes impairment and other charges related to the Crystal River Unit 3 Nuclear Station of $35 million for the three months ended December 31, 2013 (net of tax of $22 million), and $215 million for the year ended December 31, 2013 (net of tax of $137 million).
(b)	Includes impairment charges of $57 million for the year ended December 31, 2013 related to nuclear development costs (net of tax of $30 million).
(c)	Includes impairment and other charges related to the Edwardsport IGCC project of $17 million for the three months ended December 31, 2012 (net of tax of $11 million), and $402 million for the year ended December 31, 2012 (net of tax of $226 million).
(d)	Includes a gain from asset sales of $65 million for the three months ended December 31, 2013 (net of tax of $40 million).
(e)	Includes costs to achieve the Progress Energy merger of $45 million for the three months ended December 31, 2013 (net of tax of $27 million), and $184 million for the year ended December 31, 2013 (net of tax of $113 million).
(f)	Includes costs to achieve the Progress Energy merger of $91 million for the three months ended December 31, 2012 (net of tax of $73 million), and $397 million for the year ended December 31, 2012 (net of tax of $239 million).

December 2013

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except where noted)	2013	2012	2013	2012
REGULATED UTILITIES
Operating Revenues(a)	$5,144	$4,873	$20,910	$16,080
Operating Expenses(b)(c)(d)	3,990	4,029	16,126	12,943
Gains on Sales of Other Assets, net	1	2	7	15

Operating Income	1,155	846	4,791	3,152
Other Income and Expenses	55	114	221	341
Interest Expense	273	260	986	806

Income Before Income Taxes	937	700	4,026	2,687
Income Tax Expense(e)(f)(g)	365	218	1,522	941
Less: Income Attributable to Noncontrolling Interests	—	1	—	2

Segment Income	$572	$481	$2,504	$1,744

Depreciation and Amortization	$628	$552	$2,323	$1,827

Duke Energy Carolinas GWh sales	20,407	19,224	85,790	81,362
Duke Energy Progress GWh sales	14,443	14,425	60,204	58,390
Duke Energy Florida’s GWh sales	8,842	8,629	37,974	38,443
Duke Energy Ohio GWh sales	5,990	5,744	24,557	24,344
Duke Energy Indiana GWh sales	8,526	7,893	33,715	33,577

Total GWh sales	58,208	55,915	242,240	236,116

Net Proportional MW Capacity in Operation			49,607	49,654

INTERNATIONAL ENERGY
Operating Revenues	$378	$368	$1,546	$1,549
Operating Expenses	235	275	1,000	1,043
Gains on Sales of Other Assets, net	3	—	3	—

Operating Income	146	93	549	506
Other Income and Expenses	30	35	125	171
Interest Expense	26	16	86	76

Income Before Income Taxes	150	112	588	601
Income Tax Expense	38	20	166	149
Less: Income Attributable to Noncontrolling Interests	4	3	14	13

Segment Income	$108	$89	$408	$439

Depreciation and Amortization	$25	$25	$100	$99

Sales, GWh	5,562	4,868	20,306	20,132
Proportional MW Capacity in Operation			4,600	4,584

COMMERCIAL POWER
Operating Revenues	$586	$471	$2,145	$2,078
Operating Expenses	623	469	2,178	1,981
(Losses) Gains on Sales of Other Assets, net	(24)	(3)	(23)	8

Operating (Loss) Income	(61)	(1)	(56)	105
Other Income and Expenses	4	13	13	39
Interest Expense	16	8	64	63

(Loss) Income Before Income Taxes	(73)	4	(107)	81
Income Tax Benefit	(44)	(12)	(104)	(7)
Less: Income Attributable to Noncontrolling Interests	—	—	—	1

Segment (Loss) Income	$(29)	$16	$(3)	$87

Depreciation and Amortization	$62	$56	$250	$228

Actual Coal-fired Plant Production, GWh	4,737	3,743	18,467	16,164
Actual Gas-fired Plant Production, GWh	4,099	3,639	15,052	17,122
Actual Renewable Plant Production, GWh	1,350	1,053	5,111	3,452

Actual Plant Production, GWh	10,186	8,435	38,630	36,738

Net Proportional MW Capacity in Operation			7,915	8,094

OTHER
Operating Revenues	$38	$23	$163	$74
Operating Expenses(h)(i)	75	190	461	704
Losses on Sales of Other Assets, net	1	(4)	(3)	(7)

Operating Loss	(36)	(171)	(301)	(637)
Other Income and Expenses(j)	124	2	131	16
Interest Expense	107	101	417	297

Loss Before Income Taxes	(19)	(270)	(587)	(918)
Income Tax Benefit(k)(l)(m)	(50)	(86)	(323)	(378)
Less: Loss Attributable to Noncontrolling Interests	—	(2)	(3)	(2)

Segment Income (Net Expense)	$31	$(182)	$(261)	$(538)

Depreciation and Amortization	$31	$36	$135	$135

(a)	Includes pre-tax charges of $28 million for the three months and year ended December 31, 2012, related to the Edwardsport IGCC project.
(b)	Includes pre-tax impairment and other charges of $600 million for the year ended December 31, 2012, related to the Edwardsport IGCC project.
(c)	Includes pre-tax impairment and other charges of $57 million for the three months ended December 31, 2013, and $352 million for the year ended December 31, 2013, related to the Crystal River Unit 3 Nuclear Station.
(d)	Includes pre-tax impairment charges of $87 million for the year ended December 31, 2013, related to nuclear development costs.
(e)	Includes a tax benefit of $226 million for year ended December 31, 2012, on the impairment and other charges related to the Edwardsport IGCC project.
(f)	Includes a tax benefit of $22 million for the three months ended December 31, 2013, and $137 million for the year ended December 31, 2013, on the impairment and other charges related to the Crystal River Unit 3 Nuclear Station.
(g)	Includes a tax benefit of $30 million for the year ended December 31, 2013, on the impairment related to nuclear development costs.
(h)	Includes costs to achieve the Progress Energy merger of $77 million recorded in Operating Expense for the three months ended December 31, 2013, and $352 million recorded in Operating Expense for the year ended December 31, 2013.
(i)	Includes costs to achieve the Progress Energy merger of $166 million recorded in Operating Expense for the three months ended December 31, 2012, and $628 million recorded in Operating Expense for the year ended December 31, 2012.
(j)	Includes a gain from asset sales of $105 million for the three months and year ended December 31, 2013.
(k)	Includes a tax benefit of $27 million for the three months ended December 31, 2013, and $113 million for the year ended December 31, 2013, on costs to achieve the Progress Energy merger.
(l)	Includes a tax benefit of $73 million for the three months ended December 31, 2012, and $239 million for the year ended December 31, 2012, on costs to achieve the Progress Energy merger.
(m)	Includes tax expense of $40 million for the three months and year ended December 31, 2013, on a gain from asset sales.

DUKE ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Years Ended December 31,
	2013	2012	2011
Operating Revenues
Regulated electric	$20,439	$15,621	$10,589
Nonregulated electric, natural gas, and other	3,648	3,534	3,383
Regulated natural gas	511	469	557

Total operating revenues	24,598	19,624	14,529

Operating Expenses
Fuel used in electric generation and purchased power - regulated	7,108	5,582	3,309
Fuel used in electric generation and purchased power - nonregulated	1,822	1,722	1,488
Cost of natural gas and coal sold	254	264	348
Operation, maintenance and other	5,910	5,006	3,770
Depreciation and amortization	2,808	2,289	1,806
Property and other taxes	1,299	985	704
Impairment charges	399	666	335

Total operating expenses	19,600	16,514	11,760

(Losses) Gains on Sales of Other Assets and Other, net	(16)	16	8

Operating Income	4,982	3,126	2,777

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	122	148	160
Gains on sales of unconsolidated affiliates	100	22	11
Other income and expenses, net	262	397	376

Total other income and expenses	484	567	547

Interest Expense	1,546	1,242	859

Income From Continuing Operations Before Income Taxes	3,920	2,451	2,465
Income Tax Expense from Continuing Operations	1,261	705	752

Income From Continuing Operations	2,659	1,746	1,713

Income From Discontinued Operations, net of tax	17	36	1

Net Income	2,676	1,782	1,714
Less: Net Income Attributable to Noncontrolling Interests	11	14	8

Net Income Attributable to Duke Energy Corporation	$2,665	$1,768	$1,706

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$3.74	$3.01	$3.83
Diluted	$3.74	$3.01	$3.83
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.03	$0.06	$—
Diluted	$0.02	$0.06	$—
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$3.77	$3.07	$3.83
Diluted	$3.76	$3.07	$3.83
Weighted-average shares outstanding
Basic	706	574	444
Diluted	706	575	444

DUKE ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31,
	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$1,501	$1,424
Short-term investments	44	333
Receivables (net of allowance for doubtful accounts of $30 at December 31, 2013 and $34 at December 31, 2012)	1,286	1,516
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $43 at December 31, 2013 and $44 at December 31, 2012)	1,719	1,201
Inventory	3,250	3,223
Regulatory assets	895	737
Other	1,821	1,688

Total current assets	10,516	10,122

Investments and Other Assets
Investments in equity method unconsolidated affiliates	390	483
Nuclear decommissioning trust funds	5,132	4,242
Goodwill	16,340	16,365
Other	3,539	2,904

Total investments and other assets	25,401	23,994

Property, Plant and Equipment
Cost	103,115	100,391
Accumulated depreciation and amortization	(33,625)	(31,969)
Generation facilities to be retired, net	—	136

Net property, plant and equipment	69,490	68,558

Regulatory Assets and Deferred Debits
Regulatory assets	9,191	11,004
Other	181	178

Total regulatory assets and deferred debits	9,372	11,182

Total Assets	$114,779	$113,856

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,391	$2,444
Notes payable and commercial paper	839	1,057
Taxes accrued	551	459
Interest accrued	440	448
Current maturities of long-term debt	2,104	3,110
Regulatory liabilities	316	156
Other	2,003	2,355

Total current liabilities	8,644	10,029

Long-term Debt	38,152	36,351

Deferred Credits and Other Liabilities
Deferred income taxes	12,097	10,490
Investment tax credits	442	458
Accrued pension and other post-retirement benefit costs	1,322	2,520
Asset retirement obligations	4,950	5,169
Regulatory liabilities	5,949	5,584
Other	1,815	2,221

Total deferred credits and other liabilities	26,575	26,442

Commitments and Contingencies
Preferred Stock of Subsidiaries	—	93
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 706 million and 704 million shares outstanding at December 31, 2013 and December 31, 2012, respectively	1	1
Additional paid-in capital	39,365	39,279
Retained earnings	2,363	1,889
Accumulated other comprehensive loss	(399)	(306)

Total Duke Energy Corporation shareholders’ equity	41,330	40,863
Noncontrolling interests	78	78

Total equity	41,408	40,941

Total Liabilities and Equity	$114,779	$113,856

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,676	$1,782
Adjustments to reconcile net income to net cash provided by operating activities:	3,692	3,462

Net cash provided by operating activities	6,368	5,244

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(4,964)	(6,197)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	(1,327)	267

Net increase (decrease) in cash and cash equivalents	77	(686)
Cash and cash equivalents at beginning of period	1,424	2,110

Cash and cash equivalents at end of period	$1,501	$1,424

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Information

December 2013

	Three Months Ended December 31,				Years Ended December 31,
	2013	2012	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2013	2012	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)

GWH Sales (1)
Residential	18,597	17,551	6.0%	0.7%	80,593	78,651	2.5%	0.3%
General Service	18,350	17,695	3.7%	1.2%	75,513	75,172	0.5%	0.8%
Industrial	12,590	12,440	1.2%	0.5%	51,056	50,819	0.5%	0.9%
Other Energy Sales	152	151	0.7%	—	603	603	0.0%	—
Unbilled Sales	33	346	(90.5%)	N/A	(275)	887	(131.0%)	N/A

Total Retail Sales	49,722	48,183	3.2%	0.9%	207,490	206,132	0.7%	0.6%

Special Sales (3)	8,486	7,732	9.8%		34,750	29,984	15.9%

Total Consolidated Electric Sales - Regulated Utilities	58,208	55,915	4.1%		242,240	236,116	2.6%

Average Number of Customers
Residential	6,246,247	6,179,598	1.1%		6,217,351	6,165,623	0.8%
General Service	939,601	931,847	0.8%		936,529	929,470	0.8%
Industrial	18,433	18,759	(1.7%)		18,572	18,867	(1.6%)
Other Energy Sales	22,371	22,106	1.2%		22,206	22,070	0.6%

Total Regular Sales	7,226,652	7,152,310	1.0%		7,194,658	7,136,030	0.8%

Special Sales	59	64	(7.8%)		60	67	(10.4%)

Total Average Number of Customers - Regulated Utilities	7,226,711	7,152,374	1.0%		7,194,718	7,136,097	0.8%

Heating and Cooling Degree Days
Carolinas - Actual
Heating Degree Days	1,214	1,161	4.6%		3,282	2,601	26.2%
Cooling Degree Days	66	42	57.1%		1,403	1,727	(18.8%)

Variance from Normal
Heating Degree Days	(1.0%)	(4.3%)	n/a		4.0%	(17.8%)	n/a
Cooling Degree Days	17.9%	(28.5%)	n/a		(16.1%)	2.4%	n/a

Midwest - Actual
Heating Degree Days	1,571	1,355	15.9%		4,129	3,122	32.3%
Cooling Degree Days	25	5	400.0%		1,079	1,437	(24.9%)

Variance from Normal
Heating Degree Days	13.2%	(2.2%)	n/a		9.1%	(18.0%)	n/a
Cooling Degree Days	8.7%	(77.3%)	n/a		(8.0%)	26.0%	n/a

Florida - Actual
Heating Degree Days	85	156	(45.5%)		368	367	0.3%
Cooling Degree Days	564	420	34.3%		3,141	3,110	1.0%

Variance from Normal
Heating Degree Days	(49.7%)	(7.3%)	n/a		(21.3%)	(21.5%)	n/a
Cooling Degree Days	27.9%	(4.8%)	n/a		4.7%	3.7%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Fourth quarter 2013 and year-to-date 2013 include 100 GWH and 1,685 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utilities segment earnings. Fourth quarter 2012 and year-to-date 2012 include 103 GWH and 998 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utilities segment earnings.

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Information

December 2013

	Three Months Ended December 31,				Years Ended December 31,
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2013	2012	Inc. (Dec.)	Normal (2)	2013	2012	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	6,021	5,745	4.8%		26,895	26,279	2.3%
General Service	6,649	6,419	3.6%		27,764	27,476	1.0%
Industrial	5,204	5,079	2.5%		21,070	20,978	0.4%
Other Energy Sales	74	73	1.4%		293	290	1.0%
Unbilled Sales	358	242	47.9%		(154)	209	(173.7%)

Total Regular Electric Sales	18,306	17,558	4.3%	2.7%	75,868	75,232	0.8%	1.1%

Special Sales (3)	2,101	1,666	26.1%		9,922	6,130	61.9%

Total Consolidated Electric Sales - Duke Energy Carolinas	20,407	19,224	6.2%		85,790	81,362	5.4%

Average Number of Customers
Residential	2,076,363	2,056,785	1.0%		2,068,329	2,052,799	0.8%
General Service	340,283	337,316	0.9%		339,109	336,756	0.7%
Industrial	6,551	6,679	(1.9%)		6,600	6,749	(2.2%)
Other Energy Sales	14,480	14,363	0.8%		14,403	14,342	0.4%

Total Regular Sales	2,437,677	2,415,143	0.9%		2,428,441	2,410,646	0.7%

Special Sales	22	21	4.8%		23	23	0.0%

Total Average Number of Customers - Duke Energy Carolinas	2,437,699	2,415,164	0.9%		2,428,464	2,410,669	0.7%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,260	1,206	4.5%		3,378	2,694	25.4%
Cooling Degree Days	51	24	112.5%		1,305	1,568	(16.8%)

Variance from Normal
Heating Degree Days	0.2%	(3.5%)	n/a		4.6%	(16.5%)	n/a
Cooling Degree Days	18.9%	(44.7%)	n/a		(18.0%)	1.3%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Fourth quarter 2013 and year-to-date 2013 include 100 GWH and 781 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utility segment earnings. Fourth quarter 2012 and year-to-date 2012 include 103 GWH and 421 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utility segment earnings.

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Information

December 2013

	Three Months Ended December 31,				Years Ended December 31,
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2013	2012	Inc. (Dec.)	Normal (2)	2013	2012	Inc. (Dec.)	Normal (2)

GWH Sales
Residential	3,948	3,748	5.3%		17,323	16,663	4.0%
General Service	3,628	3,497	3.7%		15,066	15,062	0.0%
Industrial	2,538	2,624	(3.3%)		10,624	10,508	1.1%
Other Energy Sales	30	31	(3.2%)		120	122	(1.6%)
Unbilled Sales	93	372	(75.0%)		(12)	165	107.3%

Total Regular Electric Sales	10,237	10,272	(0.3%)	(0.7%)	43,121	42,520	1.4%	1.0%

Special Sales (1)	4,206	4,153	1.3%		17,083	15,870	7.6%

Total Consolidated Electric Sales - Duke Energy Progress	14,443	14,425	0.1%		60,204	58,390	3.1%

Average Number of Customers
Residential	1,247,807	1,234,321	1.1%		1,242,328	1,231,065	0.9%
General Service	222,146	220,156	0.9%		221,553	219,477	0.9%
Industrial	4,318	4,420	(2.3%)		4,357	4,431	(1.7%)
Other Energy Sales	1,778	1,811	(1.8%)		1,801	1,836	(1.9%)

Total Regular Sales	1,476,049	1,460,708	1.1%		1,470,039	1,456,809	0.9%

Special Sales	15	15	0.0%		15	18	(16.7%)

Total Average Number of Customers - Duke Energy Progress	1,476,064	1,460,723	1.1%		1,470,054	1,456,827	0.9%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,169	1,116	4.7%		3,187	2,508	27.1%
Cooling Degree Days	81	60	35.0%		1,502	1,887	(20.4%)

Variance from Normal
Heating Degree Days	(2.2%)	(5.0%)	n/a		3.3%	(19.1%)	n/a
Cooling Degree Days	17.4%	(18.9%)	n/a		(14.3%)	3.3%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Year-to-date 2013 includes 904 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utility segment earnings. Year-to-date 2012 includes 577 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utility segment earnings.

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Information

December 2013

	Three Months Ended December 31,				Years Ended December 31,
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2013	2012	Inc. (Dec.)	Normal (2)	2013	2012	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	4,560	4,309	5.8%		18,508	18,251	1.4%
General Service	3,767	3,661	2.9%		14,877	14,945	(0.5%)
Industrial	797	776	2.7%		3,206	3,160	1.5%
Other Energy Sales	7	6	16.7%		25	25	0.0%
Unbilled Sales	(644)	(506)	27.3%		(161)	299	(153.8%)

Total Regular Sales	8,487	8,246	2.9%	(0.1%)	36,455	36,680	(0.6%)	(0.8%)

Special Sales (3)	355	383	(7.3%)		1,519	1,763	(13.8%)

Total Electric Sales - Duke Energy Florida	8,842	8,629	2.5%		37,974	38,443	(1.2%)

Average Number of Customers
Residential	1,491,494	1,467,235	1.7%		1,480,993	1,464,154	1.2%
General Service	190,531	188,266	1.2%		189,424	187,445	1.1%
Industrial	2,318	2,366	(2.0%)		2,342	2,371	–1.2%
Other Energy Sales	1,559	1,575	(1.0%)		1,564	1,561	0.2%

Total Regular Sales	1,685,902	1,659,442	1.6%		1,674,323	1,655,531	1.1%

Special Sales	15	18	(16.7%)		15	15	0.0%

Total Average Number of Customers - Duke Energy Florida	1,685,917	1,659,460	1.6%		1,674,338	1,655,546	1.1%

Heating and Cooling Degree Days
Actual
Heating Degree Days	85	156	(45.5%)		368	367	0.3%
Cooling Degree Days	564	420	34.3%		3,141	3,110	1.0%

Variance from Normal
Heating Degree Days	(49.7%)	(7.3%)	n/a		(21.3%)	(21.5%)	n/a
Cooling Degree Days	27.9%	(4.8%)	n/a		4.7%	3.7%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Includes both billed and unbilled.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Information

December 2013

	Three Months Ended December 31,				Years Ended December 31,
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2013	2012	Inc. (Dec.)	Normal (2)	2013	2012	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	1,958	1,821	7.5%		8,719	8,591	1.5%
General Service	2,281	2,187	4.3%		9,447	9,375	0.8%
Industrial	1,455	1,421	2.4%		5,771	5,761	0.2%
Other Energy Sales	28	28	0.0%		112	113	(0.9%)
Unbilled Sales	76	98	(22.4%)		(6)	79	(107.6%)

Total Regular Electric Sales	5,798	5,555	4.4%	0.4%	24,043	23,919	0.5%	0.5%

Special Sales	192	189	1.6%		514	425	20.9%

Total Electric Sales - Duke Energy Ohio	5,990	5,744	4.3%		24,557	24,344	0.9%

Average Number of Customers
Residential	739,369	735,557	0.5%		737,399	734,270	0.4%
General Service	86,327	85,938	0.5%		86,188	85,672	0.6%
Industrial	2,531	2,571	(1.6%)		2,547	2,582	(1.4%)
Other Energy	3,066	2,916	5.1%		2,965	2,898	2.3%

Total Regular Sales	831,293	826,982	0.5%		829,099	825,422	0.4%

Special Sales	1	1	0.0%		1	1	0.0%

Total Average Number of Electric Customers - Duke Energy Ohio	831,294	826,983	0.5%		829,100	825,423	0.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,441	1,284	12.2%		3,843	3,002	28.0%
Cooling Degree Days	25	5	400.0%		1,073	1,389	(22.8%)

Variance from Normal
Heating Degree Days	7.9%	(3.7%)	n/a		5.7%	(17.9%)	n/a
Cooling Degree Days	13.6%	(77.3%)	n/a		(8.7%)	21.2%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Information

December 2013

	Three Months Ended December 31,				Years Ended December 31,
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2013	2012	Inc. (Dec.)	Normal (2)	2013	2012	Inc. (Dec.)	Normal (2)

MCF Sales (1)
Residential	9,359,700	8,316,121	12.5%		37,840,736	30,481,386	24.1%
General Service	5,873,264	5,354,180	9.7%		23,329,465	19,365,863	20.5%
Industrial	1,677,360	1,397,562	20.0%		6,311,201	5,125,512	23.1%
Other Energy Sales	5,897,994	5,552,991	6.2%		21,496,630	21,744,410	(1.1%)
Unbilled Sales	4,864,000	4,611,000	5.5%		136,000	970,000	(86.0%)

Total Gas Sales - Duke Energy Ohio	27,672,318	25,231,854	9.7%	0.2%	89,114,032	77,687,171	14.7%	1.4%

Average Number of Customers
Residential	471,390	468,878	0.5%		469,887	468,572	0.3%
General Service	43,502	43,691	(0.4%)		43,351	43,517	(0.4%)
Industrial	1,643	1,658	(0.9%)		1,635	1,659	(1.4%)
Other Energy	162	167	(3.0%)		165	170	(2.9%)

Total Average Number of Gas Customers - Duke Energy Ohio	516,697	514,394	0.4%		515,038	513,918	0.2%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,441	1,284	12.2%		3,843	3,002	28.0%
Cooling Degree Days	25	5	400.0%		1,073	1,389	(22.8%)

Variance from Normal
Heating Degree Days	7.9%	(3.7%)	n/a		5.7%	(17.9%)	n/a
Cooling Degree Days	13.6%	(77.3%)	n/a		–8.7%	21.2%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Information

December 2013

	Three Months Ended December 31,				Years Ended December 31,
	2013	2012	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2013	2012	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)

GWH Sales (1)
Residential	2,110	1,928	9.4%		9,148	8,867	3.2%
General Service	2,025	1,931	4.9%		8,359	8,314	0.5%
Industrial	2,596	2,540	2.2%		10,385	10,412	(0.3%)
Other Energy Sales	13	13	0.0%		53	53	0.0%
Unbilled Sales	150	140	7.1%		58	135	(57.0%)

Total Regular Electric Sales	6,894	6,552	5.2%	0.0%	28,003	27,781	0.8%	0.4%

Special Sales	1,632	1,341	21.7%		5,712	5,796	(1.4%)

Total Electric Sales - Duke Energy Indiana	8,526	7,893	8.0%		33,715	33,577	0.4%

Average Number of Customers
Residential	691,214	685,700	0.8%		688,302	683,335	0.7%
General Service	100,314	100,171	0.1%		100,255	100,120	0.1%
Industrial	2,715	2,723	(0.3%)		2,726	2,734	(0.3%)
Other Energy	1,488	1,441	3.3%		1,473	1,433	2.8%

Total Regular Sales	795,731	790,035	0.7%		792,756	787,622	0.7%

Special Sales	6	9	(33.3%)		6	10	(40.0%)

Total Average Number of Electric Customers - Duke Energy Indiana	795,737	790,044	0.7%		792,762	787,632	0.7%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,702	1,426	19.4%		4,415	3,242	36.2%
Cooling Degree Days	25	5	400.0%		1,084	1,483	(26.9%)

Variance from Normal
Heating Degree Days	18.2%	(1.0%)	n/a		12.3%	(18.1%)	n/a
Cooling Degree Days	4.2%	(78.3%)	n/a		(7.4%)	30.8%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILATION

Three Months Ended December 31, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Litigation Reserve		Crystal River Unit 3 Charges		Asset Sales		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$607	$—		$—		$(35	)A	$—		$—		$—		$(35)	$572
International Energy	108	—		—		—		—		—		—		—	108
Commercial Power	(3)	—		—		—		(15	)C	(11	)B	—		(26)	(29)

Total Reportable Segment Income	712	—		—		(35)		(15)		(11)		—		(61)	651
Other	(6)	(45	)D	17	G	—		65	E	—		—		37	31

Total Reportable Segment Income and Other Net Expense	706	(45)		17		(35)		50		(11)		—		(24)	682
Discontinued Operations	—	—		—		—		—		—		6	F	6	6

Net Income (Loss) Attributable to Duke Energy Corporation	$706	$(45)		$17		$(35)		$50		$(11)		$6		$(18)	$688

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.00	$(0.06)		$0.02		$(0.05)		$0.07		$(0.02)		$0.01		$(0.03)	$0.97

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.00	$(0.06)		$0.02		$(0.05)		$0.07		$(0.02)		$0.01		$(0.03)	$0.97

A -	Net of $22 million tax benefit. $8 million recorded as an decrease in Operating Revenues and $49 million recorded within Operating Expenses on the Consolidated Statement of Operations.
B -	Net of $6 million tax benefit. $64 million gain recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $81 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Statements of Operations.
C -	Net of $9 million tax benefit. Recorded in Gain (Loss) on Sales of Other Assets on the Consolidated Statement of Operations.
D -	Net of $27 million tax benefit. $6 million recorded as an increase in Operating Revenues, $77 million recorded within Operating Expenses, and $1 million recorded within Interest Expense on the Consolidated Statements of Operations.
E -	Net of $40 million tax expense. Recorded in Other Income and Expenses on the Consolidated Statement of Operations.
F -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.
G -	Net of $11 million tax expense. Recorded in Operations, maintenance and other (Operating Expenses) on the Consolidated Statement of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILATION

Three Months Ended December 31, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Nuclear Development Charges		Litigation Reserve		Crystal River Unit 3 Charges		Asset Sales		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,776	$—		$(57	)D	$—		$(215	)F	$—		$—		$—		$(272)	$2,504
International Energy	408	—		—		—		—		—		—		—		—	408
Commercial Power	15	—		—		—		—		(15	)G	(3	)B	—		(18)	(3)

Total Reportable Segment Income	3,199	—		(57)		—		(215)		(15)		(3)		—		(290)	2,909
Other	(128)	(184	)A	—		(14	)E	—		65	H	—		—		(133)	(261)

Total Reportable Segment Income and Other Net Expense	3,071	(184)		(57)		(14)		(215)		50		(3)		—		(423)	2,648
Discontinued Operations	—	—		—		—		—		—		—		17	C	17	17

Net Income (Loss) Attributable to Duke Energy Corporation	$3,071	$(184)		$(57)		$(14)		$(215)		$50		$(3)		$17		$(406)	$2,665

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$4.35	$(0.26)		$(0.08)		$(0.02)		$(0.31)		$0.07		$(0.01)		$0.03		$(0.58)	$3.77

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.35	$(0.26)		$(0.08)		$(0.02)		$(0.31)		$0.07		$(0.01)		$0.02		$(0.59)	$3.76

A -	Net of $113 million tax benefit. $57 million recorded as an increase in Operating Revenues, $352 million recorded within Operating Expenses and $2 million recorded within Interest expense on the Consolidated Statements of Operations.
B -	Net of $1 million tax benefit. $95 million gain recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $99 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.
D -	Net of $30 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Consolidated Statements of Operations.
E -	Net of $8 million tax benefit. Recorded in Operations, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.
F -	Net of $137 million tax benefit. $8 million recorded as an decrease in Operating Revenues and $344 million recorded within Operating Expenses on the Consolidated Statements of Operations.
G -	Net of $9 million tax benefit. Recorded in Gain (Loss) on Sales of Other Assets on the Consolidated Statements of Operations.
H -	Net of $40 million tax expense. Recorded in Other Income and Expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Edwardsport Charges		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$498	$—		$(17	)D	$—		$—		$(17)	$481
International Energy	89	—		—		—		—		—	89
Commercial Power	—	—		—		16	B	—		16	16

Total Reportable Segment Income	587	—		(17)		16		—		(1)	586
Other	(91)	(91	)A	—		—		—		(91)	(182)

Total Reportable Segment Income and Other Net Expense	496	(91)		(17)		16		—		(92)	404
Discontinued Operations	—	—		—		—		31	C	31	31

Net Income (Loss) Attributable to Duke Energy Corporation	$496	$(91)		$(17)		$16		$31		$(61)	$435

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.70	$(0.13)		$(0.02)		$0.02		$0.05		$(0.08)	$0.62

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.70	$(0.13)		$(0.02)		$0.02		$0.05		$(0.08)	$0.62

A -	Net of $73 million tax benefit. $3 million recorded as in increase in Operating Revenues, $166 million recorded in Operating Expenses and $1 million recorded in Interest Expense on the Consolidated Statements of Operations.
B -	Net of $10 million tax expense. $27 million gain recorded in Nonregulated electric, natural gas and other (Operating Revenues) and $1 million loss recorded in Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.
D -	Net of $11 million tax benefit. Recorded in Regulated Electric within Operating Revenues on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	704
Diluted	705

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Voluntary Opportunity Plan Deferral		Edwardsport Charges		DNC Host Committee Support		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,086	$—		$60	C	$(402	)E	$—		$—		$—		$(342)	$1,744
International Energy	439	—		—		—		—		—		—		—	439
Commercial Power	93	—		—		—		—		(6	)B	—		(6)	87

Total Reportable Segment Income	2,618	—		60		(402)		—		(6)		—		(348)	2,270
Other	(135)	(397	)A	—		—		(6	)F	—		—		(403)	(538)

Total Reportable Segment Income and Other Net Expense	2,483	(397)		60		(402)		(6)		(6)		—		(751)	1,732
Discontinued Operations	—	—		—		—		—		—		36	D	36	36

Net Income (Loss) Attributable to Duke Energy Corporation	$2,483	$(397)		$60		$(402)		$(6)		$(6)		$36		$(715)	$1,768

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$4.33	$(0.70)		$0.10		$(0.70)		$(0.01)		$(0.01)		$0.06		$(1.26)	$3.07

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.32	$(0.70)		$0.11		$(0.70)		$(0.01)		$(0.01)		$0.06		$(1.25)	$3.07

A -	Net of $239 million tax benefit. $2 million recorded as in increase in Operating Revenues, $628 million recorded in Operating Expenses and $6 million recorded in Interest Expense on the Consolidated Statements of Operations.
B -	Net of $3 million tax benefit. $6 million loss recorded in Nonregulated electric, natural gas and other (Operating Revenues) and $3 million loss recorded in Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Consolidated Statements of Operations.
C -	Net of $39 million tax expense. $101 million recorded in Operation, maintenance and other and $2 million expense recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.
D -	Recorded in Income (Loss) from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
E -	Net of $226 million tax benefit. $28 million recorded in Regulated electric within Operating Revenues, $580 million recorded in impairment charges (Operating Expenses) and $20 million recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.
F -	Net of $4 million tax benefit. Recorded in Operation, maintenance and other (Operations Expenses) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	574
Diluted	575

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.